Exhibit 13.2

Certification of the Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Wei-Li Lin, Chief Financial Officer of OBOOK HOLDINGS INC. (the “Company”), hereby certifies, to her knowledge, that:

(i)
the Company’s annual report on Form 20-F for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii)
that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2026

By: /s/ Wei-Li Lin

Name: Wei-Li Lin

Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.